UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDED CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 20, 2005

Commission File Number: 001-31516

GETTY IMAGES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	98-0177556
(State or Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

601 NORTH 34TH STREET,

SEATTLE, WASHINGTON 98103

(Address of Principal Executive Offices)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (206) 925-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A amends an earlier report on Form 8-K filed by Getty Images, Inc. on April 20, 2005. This amendment is being filed for the purpose of amending and restating Items 1.01, 2.01 and 9.01 to include additional exhibits.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information required by this item is contained within Item 2.01 below and is incorporated herein by reference.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On April 20, 2005, Getty Images, Inc. (the company) acquired London-based Digital Vision Limited (Digital Vision), one of the world’s leading royalty-free imagery photography businesses, for $165.0 million in cash. The acquisition included all of the shares of Digital Vision from Shisheido Anstalt, and certain intellectual property of Digital Holding & Licensing S.A. Prior to the acquisition, the company licensed Digital Vision’s imagery through its Image Partner program.

The $165.0 million purchase price was funded from existing cash balances. A purchase price allocation is in process and is expected to be completed during the second quarter of 2005. The majority of the purchase price will be allocated to goodwill and identifiable intangible assets.

A press release announcing the acquisition was filed as Exhibit 99.1 to a Current Report on Form 8-K that the company filed with the Securities and Exchange Commission on April 20, 2005.

The foregoing description of the agreement is qualified in its entirety by reference to the full text of the share sale agreement. Attached hereto as Exhibits 10.1 and 10.2 are the share sale agreement and the intellectual property assignment agreement, respectively.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

Exhibit No.	Description
10.1	Share sale agreement dated April 20, 2005 between Shisheido Anstalt and Getty Images (UK) Limited relating to Digital Vision Limited.

10.2	Intellectual property assignment agreement dated April 20, 2005 between Getty Images (Cayman) Limited and Digital Holding & Licensing S.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETTY IMAGES, INC.

By:	/s/ ELIZABETH J. HUEBNER
Elizabeth J. Huebner
Senior Vice President and Chief Financial Officer

Date: April 21, 2005

EXHIBIT INDEX

Exhibit No.	Description
10.1	Share sale agreement dated April 20, 2005 between Shisheido Anstalt and Getty Images (UK) Limited relating to Digital Vision Limited.

10.2	Intellectual property assignment agreement dated April 20, 2005 between Getty Images (Cayman) Limited and Digital Holding & Licensing S.A.